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                                                                      Ex - 10.12

                           SECOND AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

     THIS SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT ("Agreement") is entered into as of the 8th day of November, 1999, by and among Eprise Corporation (the "Corporation"), with its principal place of business located at 1671 Worcester Road, Framingham, Massachusetts 01701, the holders of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of the Corporation listed on the Schedule of Investors hereto (such holders being hereinafter referred to individually as a "Series A Investor" and collectively as the "Series A Investors"), the holders of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of the Corporation listed on the Schedule of Investors hereto (such holders being hereinafter referred to individually as a "Series B Investor" and collectively as the "Series B Investors"), the purchasers of Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), of the Corporation listed on the Schedule of Investors hereto (such purchasers hereinafter referred to individually as a "Series C Investor" and collectively as the "Series C Investors"), Angela Bull ("Bull"), Joseph A. Forgione ("Forgione") and Jonathan B. Radoff ("Radoff"). The Series A Investors, Series B Investors and Series C Investors hereinafter are sometimes referred to individually as an "Investor" and collectively as the "Investors;" Radoff, Bull and Forgione hereinafter are sometimes referred to individually as a "Principal" and collectively as the "Principals;" and the Corporation, the Series A Investors, the Series B Investors, the Series C Investors and the Principals hereinafter are sometimes referred to collectively as the "Parties".

          WHEREAS, the Principals own an aggregate of 5,301,250 shares of the Common Stock, par value $.001 (the "Common Stock"), of the Corporation and options to purchase in the aggregate 2,250,000 shares of Common Stock;

          WHEREAS, the Series A Investors own an aggregate of 10,515,925 shares of Series A Preferred Stock and one Series A Investor owns a warrant to purchase 326,995 shares of Series A Preferred Stock;

          WHEREAS, the Series B Investors own an aggregate of 14,320,446 shares of Series B Preferred Stock;

          WHEREAS, the Series C Investors are acquiring simultaneously with the execution hereof 16,233,766 shares of Series C Preferred Stock of the Corporation pursuant to a certain Series C Convertible Preferred Stock Purchase Agreement of even date herewith by and among the Corporation and the Series C Investors (the "Purchase Agreement");

          WHEREAS, the Corporation, the Principals, the Series A Investors and the Series B Investors have previously entered into an Amended and Restated Stockholders Agreement, dated August 24, 1998, which amended the Stockholders Agreement by and between the Principals and the Series A Investors, dated December 18, 1997 (collectively, the "Stockholders Agreement"); and


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          WHEREAS, the Parties wish to further amend and restate the
Stockholders Agreement to maintain certain agreements regarding the election of directors and to place certain restrictions on the Shares (as defined below) now or hereafter owned by each Principal and each Investor;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     1.   Board of Directors.

          (a) The Principals and the Investors agree to vote all shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other class of voting security of the Corporation now or hereafter owned or controlled by them (collectively, the "Shares"), and otherwise to use their respective best efforts as shareholders of the Corporation, to set the number of directors of the Corporation at eight and to elect as directors in any subsequent election of directors of the Corporation: the Chief Executive Officer of the Corporation; one person designated by the holders of a majority of all outstanding shares of Common Stock voting as a class (the "Common Stockholder Director") who shall initially be Jonathan B. Radoff; one person designated by the holders of a majority of all outstanding shares of Series A Preferred Stock voting as a class, who shall initially be Robert C. Fleming; one person designated by Alliance Technology Ventures II, L.P. ("ATV") who shall initially be Nick Papantonis (the director being designated by the holders of a majority of all outstanding shares of Series A Preferred Stock and the director designated by ATV being hereinafter referred to collectively as the "Investor Directors") and four directors having relevant industry experience and approved by the Principals and the Series A Investors and Series B Investors jointly, who shall initially be Deborah Besemer, Joseph
J. Tischler, Edson deCastro and Alain Hanover.

          (b) The holders of a majority in interest of the Common Stock, the Series A Investors and ATV shall each furnish written notice of their respective director-designees to the other Parties at least 3 days prior to any election of directors. In the absence of such notice, the director-designees then serving and previously designated shall be reelected if still eligible to serve as provided herein. No Party shall vote to remove any Investor Director unless a majority in interest of the Series A Investors or ATV, as applicable, so votes, and if a majority in interest of the Series A Investors or ATV, as applicable, so votes then the other Parties shall likewise so vote. No Party shall vote to remove any director approved by a majority in interest of the Investors without the prior written consent of a majority in interest of the Investors.

          (c) Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any person designated or approved under this
Section 1 shall be filled by another person designated or approved by the original designating or approving party


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or parties. The Investors and the Principals shall vote their respective Shares in accordance with such new designation or approval, and any such vacancy shall not be filled in the absence of a new designation or approval by the original designating or approving party or parties or by the other members of the Board of Directors, as the case may be.

          (d) If and for so long as TGI Fund I, LC ("Tredegar") does not have the power to designate a representative on the Corporation's Board of Directors, Tredegar will be permitted to send one representative (the "Representative") to attend in a nonvoting observer capacity all meetings of the Board of Directors and the Corporation will give the Representative copies of all notices, minutes, consents and other material that the Corporation provides to its Directors; provided, however, that the Corporation reserves the right to exclude the Representative from access to any material or from all or any portion of any meeting, if the Corporation believes upon advice of counsel that such exclusion is reasonably necessary (i) to preserve attorney-client privilege, (ii) due to a conflict of interest or potential conflict of interest between the Corporation and Tredegar or (iii) to preserve highly confidential information of the Corporation; and provided, further, that Tredegar, itself and on behalf of the Representative, agrees to abide by the terms of Section 8.1 of the Purchase Agreement, with respect to all material and information obtained by the Representative by virtue of the observer rights granted in this subsection as though such material and information were "Proprietary Information" as defined in Section 8.1 of the Purchase Agreement. The Representative shall be entitled to reimbursement by the Company of such Representative's reasonable expenses actually incurred in connection with the attendance of meetings of the Board of Directors. The rights granted to Tredegar under this subsection shall terminate and be of no further force or effect upon the earlier to occur of (x) the date as of which Tredegar or its Affiliates ceases to hold at least 500,000 shares of the Corporation's Preferred Stock, or (y) the closing of a Qualified Public Offering (defined below).

     2. Committees. The Parties shall cause the Board of Directors to establish a Compensation Committee of the Board of Directors, which shall conduct performance reviews of management, set annual compensation of management and make recommendations regarding the granting of options under the Corporation's Stock Option Plan or otherwise, and an Audit Committee of the Board of Directors, which shall review the accounting practices of the Corporation, including the selection of the Corporation's accountants and review of significant accounting policies and procedures. The Parties shall cause the Board of Directors to nominate and appoint (a) as members of the Compensation Committee, a director who is an officer of the Corporation, one of the Investor Directors and one of the directors having relevant industry experience and (b) as members of the Audit Committee, a director who is an officer of the Corporation, one of the Investor Directors and one of the directors having relevant industry experience. All determinations by the Compensation Committee regarding compensation of management shall be subject to the approval of the Investor Director selected to serve on such Compensation Committee.

     3.   Director Indemnification.


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          (a)  The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "Indemnitee") who is or was a director of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding"), by reason of the fact that such person is or was a director of the Corporation, or is or was serving any other corporation or entity in any capacity at the request of the Corporation, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that, except where the Indemnitee seeks adjudication of his or her entitlement to such indemnification, the foregoing shall not apply to a director of the Corporation with respect to a Proceeding that was commenced by such director. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, without regard to the Indemnitee's ability to repay such advance payments.

          (b) In the event that any director elected pursuant to the terms of this Agreement shall be made or threatened to be made a party to any Proceeding with respect to which such director may be entitled to indemnification by the Corporation pursuant to this Agreement, the Corporation's Certificate of Incorporation or otherwise, such director shall be entitled to be represented in such Proceeding by counsel selected by such director and the reasonable expenses of such representation shall be reimbursed by the Corporation to the extent provided in or authorized by this Agreement, the Corporation's Certificate of Incorporation or other provision and permitted by applicable law.

          (c) The Parties agree not to take any action to amend any provision of the Certificate of Incorporation or By-laws of the Corporation relating to indemnification of directors, as presently in effect, without the prior written consent of the Investors.

     4. Prohibited Transfers. None of the Principals or the Investors (each a "Restricted Stockholder") shall sell, assign or transfer, by gift or otherwise, all or any part of the Shares now or hereafter owned by such Restricted Stockholder except in compliance with the terms of this Agreement.

     5. Offer of Sale; Notice of Proposed Sale. If any Restricted Stockholder desires to sell, transfer or otherwise dispose of any Shares now or hereafter owned by such Restricted Stockholder in a bona fide transaction to an unrelated third party, or of any interest in such Shares, whether voluntarily or by operation of law, in any transaction other than pursuant to Section 9 of this Agreement, such Restricted Stockholder (the "Selling Restricted Stockholder") shall first provide written notice of the Selling Restricted Stockholder's desire to do so (the


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"Notice") to the Corporation and each of the Investors and each of the
Principals. The Notice must specify: (i) the name and address of the party to which the Selling Restricted Stockholder proposes to sell or otherwise dispose of the Shares or an interest in the Shares (the "Offeree"), (ii) the number of Shares the Selling Restricted Stockholder proposes to sell or otherwise dispose of (the "Offered Shares"), (iii) the consideration per share to be delivered to the Selling Restricted Stockholder for the proposed sale, transfer or disposition and (iv) all other material terms and conditions of the proposed transaction, which must be bona fide.

     6.   Corporation's Option to Purchase.

          (a) Subject to Section 8(a), the Corporation shall have the first option to purchase all or any part of the Offered Shares for the consideration per share and on the terms and conditions specified in the relevant Notice. If the Corporation wishes to exercise such option, it must do so by written notice to the Selling Restricted Stockholder no later than 15 business days after such Notice is given to it (the "Primary Option Period").

          (b) In the event the Corporation does not exercise its option within the Primary Option Period with respect to all of the Offered Shares, the Corporation shall, on or before the last day of such period, give written notice of that fact to the Investors and the Principals (the "Investor/Principal Notice"). The Investor/Principal Notice shall specify the number of Offered Shares the Corporation has not elected to purchase (the "Remaining Shares").

          (c) In the event the Corporation duly exercises its option to purchase all of the Offered Shares, the closing of such purchase shall take place at the offices of the Corporation on the date five business days after the expiration of the Primary Option Period. In the event the Corporation duly exercises its option to purchase a portion of the Offered Shares, the closing of such purchase shall take place at the offices of the Corporation on the date of the closing of the purchase and sale of the Offered Shares pursuant to Section 7(c) or 8(b) hereof.

          (d) To the extent that the consideration proposed to be paid by the Offeree for the Offered Shares consists of property other than cash or a promissory note, the consideration required to be paid by the Corporation and any Investors and Principals exercising their options under Sections 6 and 7 hereof (collectively, the "Purchasing Parties") may consist of cash equal to the Fair Market Value of such property. For the purposes of this Section 6(d), the "Fair Market Value" of such property shall be determined as follows: If, within 20 days after the termination of the applicable Option Period, the Selling Restricted Stockholder and the Purchasing Parties agree upon the fair market value of such property, then the Fair Market Value shall be as so agreed. If the Selling Restricted Stockholder and the Purchasing Parties do not agree upon the Fair Market Value within such 20 day period but agree upon an appraiser to determine the fair market value of such property, then such appraiser shall make such determination and such determination shall govern. If the Selling Restricted Stockholder and the Purchasing Parties do not, within such 20 day period, agree as to the Fair Market Value or as


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to a single appraiser to determine the fair market value of such property, then the Selling Restricted Stockholder shall, by notice to the Purchasing Parties, appoint one appraiser, and the Purchasing Parties shall, by notice to the Selling Restricted Stockholder, appoint one appraiser, both experienced in the appraisal of the type of property to be appraised. If either the Selling Restricted Stockholder or the Purchasing Parties shall fail to appoint such an appraiser within 15 days after the lapse of such 20-day period, then the appraiser appointed by the party which does appoint an appraiser shall make the appraisal of the Fair Market Value, and such appraisal shall govern. If two appraisers are appointed, then the average of the appraisals rendered by such appraisers shall be considered the Fair Market Value. All appraisal reports shall be rendered in writing and shall be signed by the appraiser(s), and the Selling Restricted Stockholder and the Purchasing Parties shall use reasonable efforts to cause each appraiser to render its appraisal report within 20 days after the date of its appointment. The costs of the appraisals shall be borne by the Corporation.

     7. Investors'/Principals' Option to Purchase or Right to Participate in Sales.

          (a) Subject to Section 8(a), each Investor (other than the Selling Restricted Stockholder, if an Investor) and each Principal (other than the Selling Restricted Stockholder, if a Principal) shall have an option, exercisable for a period of 15 business days from the date of delivery to such Investor or Principal, as the case may be, of the Investor/Principal Notice (the "Secondary Option Period" and, together with the Primary Option Period, the "Option Period"), to purchase, on a pro rata basis, its Proportionate Percentage (as defined below) of the Remaining Shares for the consideration per share and on the terms and conditions set forth in the Investor/Principal Notice. Such option shall be exercised by providing written notice to the Corporation. Alternatively, if the Selling Restricted Stockholder has sold in the immediately preceding 12 months, or, together with the Offered Shares, will sell more than 1,000 Common Equivalent Shares, each Investor (other than the Selling Restricted Stockholder, if an Investor) may, within the Secondary Option Period, notify the Corporation of its desire to participate in the sale of the Offered Shares at an Equivalent Price Per Share (as defined in Section 8 below), on the terms set forth in the Investor/Principal Notice, up to an equivalent proportion of the shares of Common Stock owned by such Investor or issuable to such Investor pursuant to the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock owned by such Investor ("Common Equivalent Shares") as the proposed sale represents with respect to all Common Equivalent Shares then owned by the Selling Restricted Stockholder.

          (b) In the event options to purchase have been exercised by the Investors or the Principals with respect to some but not all of the Remaining Shares, the Corporation shall, on or before the last day of the Option Period, give written notice of that fact to those Investors and Principals who have exercised their options in full within such period (the "Second Investor/Principal Notice"). The Second Investor/Principal Notice shall specify the number of Remaining Shares the Investors and Principals have not elected to purchase. Each Investor and Principal who has exercised its options in full within the Option Period shall have an additional


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option (the "Over-Allotment Option"), for a period of 10 business days after the
Second Investor/Principal Notice is given to such Investor or Principal, as the case may be, to purchase all or any part of the balance of such Remaining Shares on the terms and conditions set forth in the Notice, which option shall be exercised by the delivery of written notice to the Corporation. In the event that there are two or more such Investors or Principals that choose to exercise the Over-Allotment Option for a total number of Remaining Shares in excess of the number available, the Remaining Shares available for each such Investor's or Principal's option shall be allocated to such Investors and Principals pro rata based on the number of Common Equivalent Shares owned by the Investors and Principals electing to exercise the Over-Allotment Option.

          (c) If the options to purchase the Remaining Shares are exercised in full by the Investors or Principals, the Corporation shall immediately notify all of the exercising Investors and Principals of that fact. If such options are so exercised, the closing of the purchase of the Remaining Shares shall take place at the offices of the Corporation five business days after delivery of such notice to the Investors and Principals.

          (d) As used in this Section 7, the term "Proportionate Percentage" shall mean, with respect to each Investor and each Principal, a fraction, the numerator of which shall be the total number of Common Equivalent Shares owned by such Investor or Principal, and the denominator of which shall be the total number of Common Equivalent Shares owned by all Investors (other than the Selling Restricted Stockholder, if an Investor) and Principals (other than the Selling Restricted Stockholder, if a Principal).

     8.   Failure Fully to Exercise Options; Co-Sale.

          (a) If the Corporation, the Investors and the Principals do not exercise their options to purchase all of the Offered Shares within their respective Option Periods, then the Offered Shares with respect to which such options have not been exercised may be sold by the Selling Restricted Stockholder to the Offeree, at a price not greater than that set forth and on terms no less favorable to the Selling Restricted Stockholder than those set forth in the Investor/Principal Notice, at any time on or prior to 60 days after the expiration of the relevant Option Period; provided, however, that each Investor which has, pursuant to Section 7, expressed a desire to sell shares in the transaction (a "Participating Investor") shall be entitled to do so. The Corporation shall promptly, on expiration of the Option Period, notify the Selling Restricted Stockholder of the aggregate number of Common Equivalent Shares the Participating Investors wish to sell. The Selling Restricted Stockholder shall use his or her best efforts to interest the Offeree in purchasing, in addition to the Offered Shares, the shares the Participating Investors wish to sell. If the Offeree does not wish to purchase all of the shares made available by the Selling Restricted Stockholder and the Participating Investors, then each Participating Investor and the Selling Restricted Stockholder shall be entitled to sell, at the price and on the terms and conditions set forth in the Notice, a portion of the shares being sold to the Offeree, in the same proportion as such Selling Restricted Stockholder or Participating Investor's ownership


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of Common Equivalent Shares bears to the aggregate number of Common Equivalent
Shares owned by the Selling Restricted Stockholder and the Participating Investors.

          (b) If the Corporation, the Investors and the Principals do not exercise their options to purchase all of the Offered Shares within their respective Option Periods, the closings of any purchases of the Offered Shares by the Corporation or the Offeree and the closings of any purchases or sales of the Offered Shares by the Investors and the Principals shall take place simultaneously at the offices of the Corporation on a date within 60 days after the expiration of the relevant Option Period.

          (c) If the Participating Investors do not elect to sell the full number of shares which they are entitled to sell pursuant to Section 8(a), the Selling Restricted Stockholder shall be entitled to sell to the Offeree, according to the terms set forth in the Investor/Principal Notice, that number of Shares which equals the difference between the number of shares desired to be purchased by the Offeree and the number of Common Equivalent Shares the Participating Investors wish to sell. If the Selling Restricted Stockholder wishes to sell, transfer or otherwise dispose of any Shares at a price per share which differs from that set forth in the Investor/Principal Notice, upon terms different from those previously offered to the Corporation, the Investors and the Principals, or more than 60 days after the expiration of the relevant Option Period, as a condition precedent to such transaction, such Shares must first be offered to the Corporation, the Investors and the Principals on the same terms and conditions as given the Offeree, and in accordance with the procedures and time periods set forth above.

          (d) The proceeds of any sale made by the Selling Restricted Stockholder without compliance with the provisions of this Section 8 shall be deemed to be held in constructive trust in such amount as would have been due the Participating Investors if the Selling Restricted Stockholder had complied with this Agreement.

          (e) As used in Section 7, the term an "Equivalent Price Per Share" with respect to a Share proposed to be sold by a Restricted Stockholder means:
(i) in the case of a share of Common Stock, the same price per share as the share of Common Stock proposed to be sold by the Restricted Stockholder; (ii) in the case of a share of Preferred Stock (A) if the Shares proposed to be sold by the Selling Restricted Stockholder are shares of Common Stock, a price per share equal to the price per share of Common Stock proposed to be sold by the Selling Restricted Stockholder multiplied by the number of shares of Common Stock into which each such share of the applicable series of Preferred Stock is then convertible or (B) if the Shares proposed to be sold are shares of Preferred Stock, the same price per share as the share of the applicable series of Preferred Stock proposed to be sold by the Selling Restricted Stockholder.

     9. Permitted Transfers. Anything herein to the contrary notwithstanding, and subject to the next sentence of this Section 9, the provisions of Sections 5 through 8 shall not apply to: (a) any transfer by gift or bequest to, or for the benefit of, any member or members of


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a Principal's or an Investor's immediate family (if applicable), provided that such transfers do not, in the aggregate, exceed 49% of the aggregate number of shares of Common Stock held by such Principal or such Investor, as the case may be; (b) any transfer of shares of Common Stock by a Principal, or an Investor, as the case may be, to a trust (i) in respect of which such Principal or such Investor, as the case may be, serves as trustee, provided that the trust instrument governing such trust shall provide that such Principal, or such Investor, as the case may be, as trustee, shall retain sole and exclusive control over the voting and disposition of such shares until the termination of this Agreement, and (ii) which is for the benefit of any member or members of such Principal's or Investor's immediate family; (c) any sale or transfer of Shares to the Corporation; (d) any sale or transfer of Shares by an Investor to an affiliate of such Investor (including, without limitation, any partner of such Investor); and (e) any public offering of Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended, at an initial public offering price per share of not less than $3.08 (appropriately adjusted to take account of any stock split, stock dividend, combination of shares, recapitalization or the like) and with aggregate net proceeds to the Corporation of not less than $15,000,000 (a "Qualified Public Offering"). In the event of any transfer described in the first sentence of this Section 9, other than pursuant to clause (c) or (e) of this Section 9, the transferee of the shares shall hold the shares so acquired subject to all the restrictions imposed by this Agreement and shall be deemed a Principal, if such shares are acquired from a Principal, or an Investor, if such shares are acquired from an Investor, for all purposes hereof. As a condition to any such transfer, (i) the Selling Restricted Stockholder shall give written notice thereof to the Investors and the Principals, which notice shall include a brief description of the terms of such transfer, and (ii) each such transferee shall execute and deliver a written instrument agreeing to be bound by the provisions of this Agreement. As used herein, "immediate family" shall mean a person's spouse, parents, children and siblings.

     10. Effect of Prohibited Transfer. The Corporation shall not (a) transfer on its books any Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) treat as the owner of or pay dividends to any transferee to whom any Shares shall have been sold or transferred in violation of any of the provisions set forth in this Agreement.

     11. Restrictive Legend. All certificates representing Shares held by Principals or Investors or their permitted transferees under Section 9 hereof shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws or by the terms of any other agreement:

          "The shares of stock represented by this certificate are subject to a certain Stockholders Agreement among the Corporation and certain stockholders of the Corporation. Such Agreement is available for inspection without charge at the office of the Treasurer of the Corporation."


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     12.  Other Parties. The Corporation shall cause each of its and its subsidiaries' employees who becomes the beneficial owner of two percent (2%) or more of the outstanding shares of Common Stock of the Corporation (calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto) to execute a counterpart of this Agreement, countersigned by the Corporation, as if the employee were a Principal, at which time the employee shall be bound by, and shall be entitled to all the benefits of, this Agreement, as if the employee were a Principal. The Corporation shall from time to time promptly furnish each Party a copy of each such counterpart of this Agreement.

     13. Termination. Except as expressly otherwise provided herein, this Agreement, and the respective rights and obligations of the Parties hereunder, shall terminate upon the closing of a Qualified Public Offering; provided, however, that the provisions of Section 3(a) and (b) shall survive any termination of this Agreement.

     14. Notices. All notices and other communications hereunder shall be given in accordance with Section 17 of the Purchase Agreement.

     15. Equitable Relief. The Parties agree and acknowledge that money damages are not an adequate remedy for breach of the provisions of this Agreement and that, in addition to any other remedy a Party may have for a breach of this Agreement, such Party may be entitled to an injunction restraining any such breach or threatened breach, or a decree of specific performance, without posting any bond or security. The remedy in this Section 15 is in addition to, and not in lieu of, any other rights or remedies a party may have.

     16. Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter.

     17. Waivers and Further Agreements. Any of the rights of the Investors may be waived with the written consent of the holders of two-thirds in voting power of the shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (counted as a single class) owned by the Investors, or their successors, assigns and transferees of their rights hereunder. Any of the rights of the Principals may be waived with the written consent of the holders of two-thirds in voting power of the shares of Common Stock owned by the Principals, or their successors, assigns and transferees of their rights hereunder. Any waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the Parties agrees to execute all such further instruments and documents and to take all such further action as any other Party may reasonably require in order to effectuate the terms and purposes of this Agreement.


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     18.  Amendments. Except as otherwise expressly provided herein, this
Agreement may not be amended except by the written agreement of the holders of two-thirds in voting power of the Investors (voting as a single class) and two-thirds in voting power of the Principals (voting separately as a single class), or their respective successors, assigns and transferees of their rights hereunder. Notwithstanding the foregoing, any Additional Purchaser (as defined in the Purchase Agreement) shall, by executing a counterpart of this Agreement, become an Investor hereunder for all purposes of this Agreement.

     19. Assignment; Successors and Assigns. The rights of any Investor under this Agreement may be transferred to any transferee of any Shares, provided that such transferee shall agree to be bound by and execute a counterpart of this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns and transferees, except as may be expressly provided otherwise herein.

     20. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal or unenforceable provision shall be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.

     21. "Market Stand-Off" Agreement. Each of the Investors and Principals agrees, severally and not jointly, if requested by the Corporation and an underwriter of Common Stock (or other securities) of the Corporation, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Corporation held by such Investor or Principal during a period of up to one hundred and eighty (180) days following the closing of a Qualified Public Offering; provided, however, that (a) such agreement only applies to the first such registration statement of the Corporation including securities to be sold on its behalf to the public in an underwritten offering; and (b) all principal officers and directors of the Corporation and all persons including shares in such offering enter into similar agreements. The Corporation may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

     22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     23. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


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     24.  Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.


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     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

                                                 EPRISE CORPORATION


                                                 By: /s/ J.A. Forgione
                                                    ------------------------
                                                    Name: Joseph A. Forgione
                                                    Title:


                                                 PRINCIPALS:

                                                 /s/ Jon Radoff
                                                 Jonathan B. Radoff


                                                 /s/ Angela Bull
                                                 Angela Bull


                                                 /s/ J. A. Forgione
                                                 Joseph A. Forgione


                                                 INVESTORS:



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